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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of EEX Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 27, 1999

                                       WARBURG, PINCUS EQUITY
                                           PARTNERS, L.P.

                                       By:      Warburg, Pincus & Co.,
                                                General Partner

                                       By:      /s/ Stephen Distler
                                          --------------------------------------
                                                Stephen Distler
                                                Partner


                                       WARBURG, PINCUS & CO.

                                       By:      /s/ Stephen Distler
                                          --------------------------------------
                                                Stephen Distler
                                                Partner


                                       E.M. WARBURG, PINCUS & CO., LLC

                                       By:      /s/ Stephen Distler
                                          --------------------------------------
                                                Stephen Distler
                                                Managing Director